United States Securities and Exchange Commission                                                                        Exhibit 99.01
Washington, D.C.  20549

Re:         Arthur Andersen LLP

     The financial statements of Lennox International Inc. included in this
Annual Report on Form 10-K have been audited by Arthur Andersen LLP
("Andersen"). Andersen has represented to us that the audit was subject to
Andersen's quality control system for the U.S. accounting and audit practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of
Andersen personnel working on the audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Lennox International Inc.

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By:         Richard Smith
            Executive Vice President and Chief Financial Officer
            (Principal Financial Officer)